EXHIBIT 99.1

Responsys Announces Third Quarter 2011 Results

SAN BRUNO, Calif., Nov. 8, 2011 (GLOBE NEWSWIRE) -- Responsys, Inc. (Nasdaq:MKTG), the leading provider of email and cross-channel marketing solutions, today announced financial results for the quarter ended September 30, 2011.

For the third quarter of 2011, total revenue increased 51% to $33.9 million, up from $22.4 million in the third quarter of 2010.

Subscription revenue for the third quarter of 2011 was $23.8 million, up 44% as compared to $16.6 million in the third quarter of 2010. Professional services revenue was $10.1 million, up 72% as compared to $5.8 million in the third quarter of 2010.

GAAP net income for the third quarter of 2011 was $1.4 million compared to $0.4 million in the third quarter of 2010. Diluted GAAP net income attributable to common stockholders for the third quarter of 2011 was $1.4 million, or $0.03 per share on a diluted basis. This compares to diluted GAAP net income attributable to common stockholders for the third quarter of 2010 of $0, or $0.00 per share on a diluted basis.

In addition to using GAAP results in evaluating Responsys' business, management believes it is useful to also measure results using non-GAAP net income, which is net income excluding stock-based compensation expense, amortization of acquired intangible assets, and their related income tax effects, as applicable. Non-GAAP net income for the third quarter of 2011 was $2.6 million, or $0.05 per share on a non-GAAP diluted basis1, as compared to $0.8 million, or $0.02 per share on a non-GAAP diluted basis1, for the third quarter of 2010. A reconciliation of the comparable GAAP to non-GAAP financial measures used in this release is included in the attached tables.

"We are pleased to deliver solid results for the third quarter of 2011," said Dan Springer, CEO and Chairman of Responsys. "Customers continue to turn to us to enable their interactive marketing programs. We believe the high and measurable return on investment that marketers achieve with our platform is the key driver behind our growth."

Springer continued, "We released new functionality for our customers in the quarter, including Responsys Interact for Display and Responsys Interact for Distributed Marketing. Both enhance our market-leading platform that enables our customers to reach their customers across the interactive channels of email, mobile, social and the web, including display."

Business Outlook

Based on information available as of November 8, 2011, Responsys is issuing guidance for the fourth quarter of 2011:

The Company expects revenue to be in the range of $34-$35 million.

Non-GAAP net income is expected to be $0.03-$0.04 per share on a non-GAAP diluted basis1. Non-GAAP net income excludes an estimated $0.6 million in amortization of acquired intangibles, $1.7 million in stock-based compensation expense, and $0.6 million in related income tax expense.

The net income per share on a non-GAAP diluted basis1 calculation is based on estimated non-GAAP diluted shares outstanding of 54.0 million.

Non-GAAP net income assumes an effective non-GAAP tax rate of 38%.

Conference Call Information for Today, Tuesday, November 8, 2011

Responsys will host a conference call to discuss the results today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. To access the call from the U.S., please dial (877) 548-9590 or (914) 495-8541 outside the U.S. A live webcast of the call will also be available at http://investors.responsys.com/events.cfm under the Events and Presentations menu. An audio replay will be available until November 15, 2011 by calling (855) 859-2056 or (404) 537-3406 outside the U.S., using conference ID 99003387. The replay will also be available on our website at http://investors.responsys.com/.

Business Description

Responsys is the leading provider of email and cross-channel marketing solutions that enable companies to engage in relationship marketing across the interactive channels customers are embracing today—email, mobile, social and the web. With Responsys solutions, marketers can create, execute, and automate highly dynamic campaigns and lifecycle marketing programs that are designed to grow revenue, increase marketing efficiency, and strengthen customer loyalty. Responsys' New School Marketing vision, flexible on-demand application suite, and customer success-focused services aim to deliver high ROI, increased levels of automation and fast time-to-value. Founded in 1998, Responsys is headquartered in San Bruno, California and has offices throughout the world. Responsys serves world-class brands such as: American Family Mutual Insurance Company, Avis Europe, Continental Airlines, Deutsche Lufthansa, Dollar Thrifty, Lands' End, LEGO, LinkedIn, Newegg, Qantas, Southwest Airlines, and United Healthcare. For more information about Responsys, visit responsys.com.

The Responsys, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9558

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share on a diluted basis1. Non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share on a diluted basis1 exclude the amortization of acquired intangible assets, stock-based compensation expense, and the gain on the acquisition of Eservices. Non-GAAP net income per share on a diluted basis1 is not adjusted for the impact of unamortized stock-based compensation on the computation of diluted shares under GAAP. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the Company's performance to that of prior periods and uses these measures in financial reports prepared for management and the Company's board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate the Company's business.

Forward-Looking Statements

The financial projections under Business Outlook, and other forward-looking statements included in this presentation, reflect management's best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here. These risks and uncertainties include: our ability to acquire and retain customers; whether customers purchase additional functionality and increase their usage; pricing pressures and competitive factors; the uncertain impact of overall global economic conditions, including on customers, prospective customers and partners, renewal rates and length of sales cycles; the fact that the market for cross-channel marketing solutions is at an early stage of development and may not develop as rapidly as we anticipate; competitive factors; outages or security breaches; our ability to develop, and market acceptance of, new products and services; the impact of any discovered product defects; our ability to manage our growth, both domestically and internationally; our ability to successfully expand our sales force and its effectiveness; our ability to maintain profitability; and other risks detailed from time to time in our SEC reports including, but not limited to, our most recent quarterly report on Form 10-Q. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

1 Non-GAAP net income per share on a non-GAAP diluted basis is derived by dividing non-GAAP net income by non-GAAP diluted weighted-average shares outstanding. The non-GAAP diluted weighted-average shares outstanding was computed to give effect to the conversion of the Series A, Series B, Series C, Series D, and Series E convertible preferred stock using the as-if converted method into common shares as though the conversion had occurred as of the beginning of the period. The conversion of the Series A, Series B, Series C, Series D, and Series E convertible preferred stock occurred on April 27, 2011, after our public offering.

Responsys, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; in thousands)

	As of September 30, 2011	As of December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$ 75,396	$ 13,884
Short-term investments	13,722	–
Accounts receivable, net	17,796	18,101
Deferred taxes	7,301	7,288
Prepaid expenses and other current assets	3,393	5,347
Total current assets	117,608	44,620
Property and equipment – net	14,690	10,822
Goodwill	13,568	1,301
Intangible assets – net	3,714	529
Deferred taxes – noncurrent	1,178	5,190
Investment in unconsolidated affiliates	68	8,057
Other assets	258	1,381
Total assets	$ 151,084	$ 71,900

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 2,089	$ 1,162
Accrued compensation	3,978	3,516
Other accrued liabilities	2,714	3,866
Current portion of capital lease obligations	969	387
Current portion of deferred revenue	6,329	8,642
Total current liabilities	16,079	17,573
Capital lease obligations – noncurrent	1,345	–
Deferred revenue – noncurrent	382	382
Other long-term liabilities	828	770
Total liabilities	18,634	18,725
Commitments and contingencies
Stockholders' equity:
Convertible preferred stock	–	62,028
Common stock	5	1
Additional paid-in capital	150,245	12,860
Accumulated deficit	(16,756)	(22,765)
Accumulated other comprehensive income (loss)	(1,044)	1,051
Total stockholders' equity	132,450	53,175
Total liabilities and stockholders' equity	$ 151,084	$ 71,900

Responsys, Inc.
Condensed Consolidated Statements of Income
(Unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenue:
Subscription	$ 23,834	$ 16,606	$ 67,767	$ 46,938
Professional services	10,056	5,836	29,928	16,461
Total revenue	33,890	22,442	97,695	63,399

Cost of revenue:
Subscription	7,239	5,348	20,285	14,553
Professional services	9,196	5,291	26,846	13,964
Total cost of revenue	16,435	10,639	47,131	28,517
Gross profit	17,455	11,803	50,564	34,882

Operating expenses:
Research and development	3,540	2,695	9,987	7,485
Sales and marketing	7,786	5,355	23,663	15,119
General and administrative	3,226	2,810	8,282	6,433
Gain on acquisition	–	–	(2,220)	–
Total operating expenses	14,552	10,860	39,712	29,037
Operating income	2,903	943	10,852	5,845

Other income (expense):
Interest income	19	3	33	3
Interest expense	(31)	(13)	(75)	(27)
Other expense, net	(240)	(210)	(156)	(484)
Total other income (expense)	(252)	(220)	(198)	(508)
Income before income taxes	2,651	723	10,654	5,337
Provision for income taxes	(1,192)	(200)	(4,555)	(2,061)
Equity in net loss in unconsolidated affiliates	(52)	(171)	(90)	(171)
Net income	$ 1,407	$ 352	$ 6,009	$ 3,105

Net income attributable to common stockholders:
Basic	$ 1,407	$ –	$ 3,133	$ –
Diluted	$ 1,407	$ –	$ 3,302	$ –

Net income per share attributable to common stockholders:
Basic	$ 0.03	$ 0.00	$ 0.10	$ 0.00
Diluted	$ 0.03	$ 0.00	$ 0.09	$ 0.00

Shares used in computation of net income per share attributable to common stockholders:
Basic	47,054	8,531	31,175	8,502
Diluted	53,641	15,348	37,880	15,258

Responsys, Inc.
Calculation of Non-GAAP Gross Profit, Non-GAAP Operating Income, Non-GAAP Taxes, Non-GAAP Net Income, and Non-GAAP Net Income Per Share
(Unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Gross profit:
GAAP gross profit
Subscription	$ 16,595	11,258	$ 47,482	32,385
Professional services	860	545	3,082	2,497
Total GAAP gross profit	17,455	11,803	50,564	34,882
Add back:
Stock-based compensation
Subscription	122	64	260	198
Professional services	172	42	404	120
Total non-GAAP gross profit	$ 17,749	$ 11,909	$ 51,228	$ 35,200

Operating income:
GAAP operating income	$ 2,903	$ 943	$ 10,852	$ 5,845
Add back:
Amortization of intangible assets	584	76	1,756	193
Stock-based compensation	1,119	527	2,421	1,571
Deduct:
Gain on acquisition	–	–	(2,220)	–
Total non-GAAP operating income	$ 4,606	$ 1,546	$ 12,809	$ 7,609

Income before income taxes:
GAAP income before income taxes	$ 2,651	723	$ 10,654	5,337
Add back:
Amortization of intangible assets	584	76	1,756	193
Stock-based compensation	1,119	527	2,421	1,571
Deduct:
Gain on acquisition	–	–	(2,220)	–
Total non-GAAP income before taxes	$ 4,354	$ 1,326	$ 12,611	$ 7,101

Provision for income taxes:
GAAP provision for income taxes	$ (1,192)	(200)	(4,555)	(2,061)
Tax effect from:
Amortization of intangible assets	(182)	(30)	(546)	(77)
Stock-based compensation	(309)	(153)	(553)	(455)
Gain on acquisition	–	–	888	–
Total non-GAAP provision for income taxes	$ (1,683)	$ (383)	$ (4,766)	$ (2,593)

Net income:
GAAP net income	$ 1,407	$ 352	$ 6,009	$ 3,105
Add back:
Amortization of intangible assets	584	76	1,756	193
Stock-based compensation	1,119	527	2,421	1,571
Deduct:
Gain on acquisition	–	–	(2,220)	–
Income tax effect of non-GAAP items	(491)	(183)	(210)	(532)
Total non-GAAP net income	$ 2,619	$ 772	$ 7,756	$ 4,337

Non-GAAP net income per share[1]:
Basic	$ 0.06	0.02	0.18	0.11
Diluted	$ 0.05	0.02	0.15	0.10

Shares used in computing non-GAAP net income per share:
Basic shares:
Weighted-average common shares used in computing basic net income per common share	47,054	8,531	31,175	8,502
Less: weighted-average preferred shares outstanding due to conversion upon IPO	–	–	(17,344)	–
Conversion of preferred shares	–	30,159	30,159	30,159
Weighted-average shares outstanding used in calculating non-GAAP basic net income per share	47,054	38,690	43,990	38,661

Diluted shares:
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per common share	53,641	15,348	37,880	15,258
Less: weighted-average preferred shares outstanding due to conversion upon IPO	–	–	(17,344)	–
Conversion of preferred shares	–	30,159	30,159	30,159
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	53,641	45,507	50,695	45,417

[1] Non-GAAP net income per share on a non-GAAP diluted basis is derived by dividing non-GAAP net income by non-GAAP diluted weighted-average shares outstanding. The non-GAAP diluted weighted-average shares outstanding was computed to give effect to the conversion of the Series A, Series B, Series C, Series D, and Series E convertible preferred stock using the as-if converted method into common shares as though the conversion had occurred as of the beginning of the period.

Responsys, Inc.
Stock-Based Compensation Expense
(Unaudited; in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Cost of revenue	$ 294	$ 106	$ 664	$ 318
Research and development	195	79	402	239
Sales and marketing	257	140	544	415
General and administrative	373	202	811	599
Total costs and expenses	$ 1,119	$ 527	$ 2,421	$ 1,571

Responsys, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Nine Months Ended September 30,
	2011	2010

Cash flows from operating activities:
Net income	$ 6,009	$ 3,105
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	(80)	190
Depreciation and amortization	7,021	4,182
Stock-based compensation	2,421	1,571
Gain on acquisition	(2,220)	–
Other	2	22
Deferred tax assets	3,538	1,632
Excess tax benefits from stock-based compensation	(51)	–
Equity in net loss of unconsolidated affiliates	90	171
Changes in operating assets and liabilities - net of business acquired:
Accounts receivable	2,341	(1,734)
Prepaid expenses and other current assets	(108)	(1,127)
Other assets	(18)	(29)
Accounts payable	378	1,113
Accrued compensation	(74)	(813)
Other accrued liabilities	350	1,909
Deferred revenue	(2,649)	3,072
Other long-term liabilities	(58)	5
Net cash provided by operating activities	16,892	13,269

Cash flows from investing activities:
Purchases of property and equipment	(5,583)	(6,821)
Addition of capitalized software development costs	(439)	(338)
Business acquisition, net of cash received	(6,101)	(325)
Purchase of short-term investments	(13,722)	–
Investment in unconsolidated affiliates	(381)	(7,013)
Net cash used in investing activities	(26,226)	(14,497)

Cash flows from financing activities:
Proceeds from issuance of common shares	588	110
Proceeds from initial public offering, net	72,182	–
Proceeds from early exercise of stock options	157	560
Repurchase of common stock	–	(513)
Payments of offering costs	(1,674)	–
Principal payments on capital lease obligations	(471)	(289)
Excess tax benefits from stock-based compensation	51	–
Net cash provided by (used in) financing activities	70,833	(132)
Effect of foreign exchange rate changes on cash and cash equivalents	13	228
Net increase in cash and cash equivalents	61,512	(1,132)
Cash and cash equivalents at beginning of period	13,884	15,750
Cash and cash equivalents at end of period	$ 75,396	$ 14,618
CONTACT:  Carolyn Love (Public Relations)
          Responsys, Inc.
          (415) 867-2301
          clove@responsys.com

          Carla Cooper (Investor Relations)
          Responsys, Inc.
          (650) 452-1484
          ccooper@responsys.com